EXHIBIT 10.52

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Pledge Agreement”) is made and entered into this 29th day of May, 2002, by and between Electric City Corp., a Delaware corporation (“Pledgor”), and American Chartered Bank, an Illinois banking association (“Bank”).

W I T N E S S E T H:

WHEREAS, Pledgor and Bank have entered into financing arrangements pursuant to that certain Loan Agreement of even date herewith by and between Pledgor, Switchboard Apparatus, Inc., a Delaware corporation, Great Lakes Controlled Energy Corporation, a Delaware corporation, and Bank (collectively, the “Borrowers”) and Bank (said Loan Agreement, as it may hereafter be amended or otherwise modified from time to time, being the “Loan Agreement”); and

WHEREAS, Pledgor is the owner of 100% of the issued and outstanding capital stock of  each corporation listed on Schedule A attached hereto (the “Companies”); and

WHEREAS, Bank has required, as a condition to its advancement of funds to Borrowers as provided in the Loan Agreement, that Pledgor execute and deliver this Pledge Agreement to Bank;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Bank agree as follows:

1.             Pledge.  As security for the prompt and complete payment and performance of Pledgor’s obligations under the Loan Agreement (the “Obligations”), Pledgor hereby delivers, pledges and grants a security interest to Bank in the following:

a.             All shares of capital stock of the Companies now and hereafter acquired by Pledgor, including, without limitation, all of the shares of capital stock listed on Schedule A attached hereto and made a part hereof, representing 100% of the issued and outstanding common stock of the Companies, and all certificates representing such stock (the “Stock”);

b.             All dividends, distributions and other amounts to which Bank is entitled to pursuant to the provisions of Section 7 hereof; and

c.             All “Proceeds”, as such term is defined in the Uniform Commercial Code as the same may from time to time be in effect in the State of Illinois (the “Code”).

2.             Delivery.  The Stock is hereby delivered to Bank with an assignment separate from certificate duly executed in blank (“Powers”), in the form attached hereto as Exhibit A.

The Stock, Powers and Proceeds thereof, together with the property and interests in property described in Section 7 below, are hereinafter collectively referred to as the “Collateral”.  Pledgor agrees to execute and deliver a subsequent assignment separate from certificate duly executed in blank with any shares of capital stock of the Companies issued to Pledgor in the future.  Upon or at any time after the existence or occurrence of an Event of Default (as defined in the Loan Agreement), Pledgor hereby appoints Bank its attorney-in-fact to arrange at Bank’s option for the transfer of the Collateral on the books of each of the Companies to the name of Bank or to the name of Bank’s nominee.

3.             Voting Rights.  During the term of this Pledge Agreement, and so long as there shall not occur or exist an Event of Default, Pledgor shall have the right to exercise all voting powers pertaining to the Collateral; provided, however, that no vote shall be cast, or consent, waiver of ratification given, or any action taken, that would impair the value of the Collateral or be inconsistent with or violate any provision of this Pledge Agreement or the Loan Agreement.  Upon the existence or occurrence of an Event of Default, Bank shall thereafter be entitled to exercise all voting powers pertaining to the Collateral.

4.             Representations.  Pledgor represents, warrants and agrees as follows:

a.             The Stock constitutes 100% of the issued and outstanding capital stock of each of the Companies;

b.             Pledgor owns all of the Collateral free and clear of any liens, encumbrances, charges or security interests of any nature whatsoever, other than the security interest granted hereunder and the Loan Agreement;

c.             Pledgor has full power and authority to enter into this Pledge Agreement;

d.             Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Collateral free of any restrictions, liens, claims and encumbrances;

e.             None of the Collateral is subject to any option to purchase or similar rights of any Person.  Pledgor is not and will not become party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto; and

f.              The Powers are duly executed and give the legal holder thereof the authority they purport to confer.

5.             Limitation on Liens and Depositions.  Pledgor agrees that he will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove any lien on the Collateral and will defend the right, title and interest of Bank in and to any of Pledgor’s right, title and interest in and to the Collateral against the claims and demands of all other Persons.  Pledgor will not sell, assign, exchange, grant a security interest in, transfer, encumber, or otherwise dispose of, any of the Collateral, or attempt or contract to do so.

6.             Subsequent Changes Affecting Collateral.  Pledgor represents to Bank that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Bank shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.  Bank may, upon or at any time after the occurrence of an Event of Default, without notice and at its option, transfer or register the Collateral or any part thereof into its or its nominee’s name with or without any indication that such Collateral is subject to the security interest hereunder.

7.             Stock Dividends and Other Distributions.

a.             If at any time during the term of this Pledge Agreement, Pledgor, by reason of its ownership of the Stock, shall become entitled to receive, or shall receive, any Stock (including, without limitation, any Stock representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or reorganization), option, warrant, or other rights, whether as an addition to, in substitution of, or in exchange for any shares of the Stock, whether by declared dividend, stock split, or other method, Pledgor agrees it shall accept the same as Bank’s agent and hold the same in trust for Bank and deliver the same forthwith to Bank in the exact form received, with the endorsement of Pledgor when requested by Bank and/or assignment separate from certificate duly executed in blank, to be held by Bank as additional collateral security for the Obligations.  Any sums or property paid upon or in respect of the Stock or any other securities received under this section upon the reorganization, liquidation (whether complete or partial), or dissolution of the issuer of any of the Stock or any such other securities shall immediately be paid over to Bank to be held by Bank as additional collateral security for the Obligations.  All sums of money and property so paid or distributed in respect of the Stock that are received by Pledgor shall, until paid or delivered to Bank, be segregated from the other property or funds of Pledgor and held by Pledgor in trust as additional collateral security of the Obligations.  Pledgor agrees to give Bank immediate notice of any such distribution.

b.             Unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends declared and paid with respect to any Stock, free of any security interest in favor of Bank hereunder.  Upon the occurrence and continuance of any Event of Default, Bank shall be entitled to receive any and all such cash dividends, and Pledgor shall immediately deliver to Bank any such cash dividends which he receives.  Bank shall hold any such cash dividends as Collateral pursuant to this Pledge Agreement or, at Bank’s election, may apply any such cash dividends to the reduction of any Obligations.

c.             Nothing contained in this Section 7 or elsewhere in this Pledge Agreement shall be deemed to permit any stock dividends, issuance of additional stock, reclassification, readjustment, change in the capital structure of the

Company, or issuance of any warrants, options or other rights by the Company which are prohibited pursuant to the Loan Agreement.

8.             Power of Attorney.  Pledgor does hereby irrevocably constitute and appoint Bank its true and lawful attorney, with full power of substitution, for it and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable on or in respect of the Collateral or which constitute a part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as Pledgor could himself do, and to endorse or sign the name of Pledgor on all commercial paper given in payment or in part payment thereof and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of Pledgor, or otherwise, which Bank may deem necessary or appropriate to collect or otherwise realize upon any and all of the Collateral, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of Bank in and to such Collateral and the security intended to be afforded hereby.

9.             Consent.  Pledgor hereby consents that from time to time, before or after the occurrence or existence of an Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Bank for any of the Obligations or any security at any time held by or available to Bank for any obligation of any other person, firm or corporation secondarily or otherwise liable for any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Bank may see fit, and Pledgor shall remain bound under this Pledge Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

10.           Remedies.

a.             Upon the occurrence or existence of an Event of Default, Bank shall have in addition to any other rights given by law or hereunder, all of the rights and remedies with respect to the Collateral of a secured party under the Code.  In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of Bank, Bank may in its sole discretion, without notice except as specified below, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as Bank may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same, absolutely free from any claim, encumbrance or right of any kind whatsoever.  Bank may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale and, if permitted by applicable law, buy the Collateral at any private sale.  Pledgor hereby waives all of its rights of redemption from any sale or other disposition of the Collateral.  Pledgor will pay to Bank all expenses (including, without limitation, court costs and reasonable attorneys’ and paralegals’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof.  Neither Bank, nor a party acting as its attorney, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct.  Bank agrees to return to Pledgor any proceeds of the sale of the Collateral that exceed the then outstanding balance of the Obligations and the expenses described above.  Pledgor shall remain liable for any deficiency following the sale of the Collateral.

b.             Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Bank will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable.  Notwithstanding any provisions to the contrary contained herein any requirements of reasonable notice shall be met if such notice is received by Pledgor as provided in Section 22, at least 10 days before the time of the sale of disposition.  Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

c.             In view of the fact that federal and state security laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that, upon the occurrence or existence of an Event of Default, Bank may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, Bank may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Bank, in its reasonable judgment, to be respectable parties who might be interested in purchasing the Collateral, and if Bank solicits such offers from not less than two such investors, then the acceptance by Bank of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

11.           Security Interest, etc.  The pledge and security interests herein created and provided for stand as direct and primary security for all of the Obligations.  No application of any sums received by Bank in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle Pledgor to any right, title or interest in or to the Obligations or any collateral security therefor unless and until all Obligations have been fully paid and satisfied.  Pledgor acknowledges and agrees that the pledge and security interests hereby created are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Bank or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the pledge and security interests hereby created shall not be impaired by any acceptance by Bank or any other holder of any of the Obligations of any other security for or guarantors upon any of or by any failure, neglect or omission on the part of Bank or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral security therefor.  The pledge and security interests hereby created shall not in any manner be impaired or affected by (and Bank, without notice to any Person are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guaranty thereof, or of any loan agreement executed in connection therewith.

12.           Waivers and Consents.  Upon the occurrence or existence of any Event of Default, Bank may enforce this Pledge Agreement independently, and it shall not be necessary for Bank to marshal assets in favor of Pledgor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Pledge Agreement.  Pledgor expressly waives any right to require Bank to marshal assets in favor of Pledgor or any other Person or to proceed against any other Person, and agrees that Bank may proceed against Pledgor and/or any other Person and/or the Collateral in such order as it shall determine in its sole and absolute discretion.  Bank may file a separate action or separate actions against Pledgor, whether brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions.  Pledgor agrees that Bank, and any affiliate of Bank, and Pledgor, and any affiliate of Pledgor, may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the liens created or granted under this Pledge Agreement.  Pledgor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Obligations or any liens created or granted herein.  Bank’s rights hereunder shall be reinstated and revived, and the enforceability of this Pledge Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Bank (whether as a “voidable preference”, “fraudulent conveyance” or otherwise) upon the bankruptcy, insolvency or reorganization of Pledgor, or otherwise, all as though such amount had not been paid. The liens created or granted herein and the enforceability of this Pledge Agreement at all times shall remain effective to secure the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Pledgor and whether or not Pledgor shall have any personal liability with respect thereto.  Pledgor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Pledgor with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) any failure of Bank to marshal assets in favor of Pledgor or any other Person, (d) any failure of Bank to give notice of sale or other disposition of Collateral to any Person (except Pledgor) or any defect in any notice that may be given to any Person (except Pledgor) in connection with any sale or disposition of Collateral, (e) any failure of Bank to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligation, including, without limitation, any failure of Bank to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (f) any act or omission of Bank or others that directly or indirectly results in or aids the discharge or release of any portion of the Obligations or any other security or guaranty therefor by operation of law or otherwise, except any act of gross negligence which Bank is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed, (g) any failure of Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (h) the election by Bank, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code,

(i) any extension of credit or the grant of any “lien” under Section 364 of the United States Bankruptcy Code, (j) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (k) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (l) the avoidance of any Lien in favor of Bank for any reason, (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, or (n) any action taken by Bank that is authorized by this Section 12 or any other provision of this Pledge Agreement.  Pledgor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices or protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Pledge Agreement or of the existence, creation or incurring of new or additional Obligations.

13.           Waiver of Rights of Subrogation.  Notwithstanding anything to the contrary elsewhere contained herein or in the Loan Agreement, Pledgor hereby expressly waives with respect to Pledgor and its successors and assigns (including any surety) and any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Pledgor may have or hereafter acquire against any Person in connection with or as a result of Pledgor’s execution, delivery and/or performance of this Pledge Agreement, or any other documents to which Pledgor is a party.  Pledgor expressly waives any “claim” (as such term is defined in the United States Bankruptcy Code) of any kind against the Companies.  Pledgor agrees that it shall not have or assert any such rights against any Person (including any surety), either directly or as an attempted setoff to any action commenced against Pledgor by Bank or any other Person.  Pledgor hereby acknowledges and agrees that this waiver is intended to benefit Bank and shall not limit or otherwise affect Pledgor’s liability hereunder or the enforceability hereof.

14.           Understandings With Respect To Waivers And Consents.  Pledgor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against Bank or others or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law.  Such waivers and consents shall be effective to the maximum extent permitted by law.

15.           Term.  This Pledge Agreement shall remain in full force and effect throughout the term of the Loan Agreement and until all of the Obligations have been fully paid and satisfied and the Loan Agreement has been terminated.  Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Collateral), Bank will release the security interest and lien created hereunder and will deliver the Collateral to Pledgor.

16.           Definitions.  All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.  The singular shall include the plural and vice versa and any gender shall include any other gender as the text shall indicate.

17.           Amendments, etc.  No amendment, modification, termination or waiver of any provision of this Pledge Agreement or the Loan Agreement shall in any event be effective unless the same shall be in writing and signed by Bank and Pledgor.  No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

18.           Costs and Expenses.  Pledgor agrees to pay all costs and expenses (including attorneys’ and paralegals’ fees), if any, incurred by Bank or any holder of the Loan Agreement in connection with the enforcement of this Pledge Agreement or the Loan Agreement.

19.           Further Assurances.  Pledgor agrees that it will cooperate with Bank and will execute and deliver, or cause to be executed and delivered, all such other assignments separate from certificates, proxies, instruments and documents, and will take all such other action, including, without limitation, the filing of financing statements, as Bank may reasonably request from time to time in order to carry out the provisions and purposes hereof.

20.           No Obligation.  Bank shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

21.           Successors and Assigns.  This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Bank and their respective heirs, legal representatives, successors and assigns.  Pledgor’s assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Pledgor.  Without limiting the generality of the foregoing, Bank may assign or otherwise transfer its rights to receive payment or performance of the Obligations to any other Person, and such other Person shall thereupon become vested with all of the rights in respect thereof granted to Bank herein or otherwise.  Pledgor hereby releases Bank from any liability for any act or omission relating to the Collateral or this Pledge Agreement except the gross negligence or willful misconduct of Bank.

22.           Notices.  All communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally, three days after deposited in the United States mail (certified mail, postage prepaid) or one day after deposited with a nationally recognized overnight courier (delivery prepaid), or upon receipt of a confirmation of a facsimile transmission, addressed as follows: if to Pledgor, to Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007, telecopy no. (847) 437-4969, Attn: Jeffrey R. Mistarz, with a copy to Schwartz Cooper Greenberger & Krauss Chartered, 180 North LaSalle Street, Suite 2700, Chicago, Illinois 60601, telecopy no. (312) 782-8416, Attn: Andrew H. Connor, and (b) if to Bank, to American Chartered Bank, 1199 East Higgins Road, Schaumburg, Illinois 60173, telecopy no. (847) 517-2848, Attn: William D. Provan, with a copy to Horwood Marcus & Berk Chartered, 180 North LaSalle Street, Suite 3700, Chicago, Illinois 60601, telecopy no. (312) 606-3232, Attn:  Jeffrey A. Hechtman, Esq.

23.           Binding Nature, Governing Law, Etc.  This Pledge Agreement and the Loan Agreement shall be binding upon Pledgor and its heirs, legal representatives and assigns and shall inure to the benefit of Bank and its successors and assigns, including any subsequent holder of the Notes.  This Pledge Agreement and the Loan Agreement and the rights and duties of the parties hereto and thereto shall be governed by and construed in accordance with the laws of the State of Illinois.  This Pledge Agreement and the Loan Agreement and the Notes constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.  Pledgor may not assign its rights hereunder or thereunder without the prior written consent of Bank.

24.           General.  Article and paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to be part of this Pledge Agreement for any other purpose.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  This Pledge Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one instrument.

25.           Jury Trial, Venue, Jurisdiction.  PLEDGOR WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR PLEDGE AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION WITH THE OBLIGATIONS, OR (II) ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT AND ANY BANKING RELATIONSHIP BETWEEN PLEDGOR AND BANK IN CONNECTION WITH THIS PLEDGE AGREEMENT AND THE LOAN AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  PLEDGOR IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS PLEDGE AGREEMENT OR THE LOAN AGREEMENT SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  PLEDGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE.  PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE VENUE OF ANY SUCH ACTION OR PROCEEDING.

IN WITNESS WHEREOF, Pledgor has executed and delivered this Pledge Agreement as of the date first written above.

PLEDGOR:

ELECTRIC CITY CORP.

By:	/s/ Jeffrey Mistarz
Its:	Chief Financial Officer & Treasurer

Agreed to and Accepted by:

American Chartered Bank

By:	/s/ William Provan
Its:	Senior Vice President

SCHEDULE A

1,000 shares of common stock of Switchboard Apparatus, Inc., a Delaware corporation, $0.01 par value, issued to Electric City Corp., a Delaware corporation, evidenced by share certificate no. 1.

1,000 shares of common stock of Great Lakes Controlled Energy Corporation, a Delaware corporation, $0.01 par value, issued to Electric City Corp., a Delaware corporation, evidenced by share certificate no. 1.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT OF STOCK

FOR VALUE RECEIVED, Electric City Corp., a Delaware corporation (“Assignor”), does hereby assign and transfer to                     ,                             (       ) shares of Common Stock of Switchboard Apparatus, Inc., a Delaware corporation (the “Corporation”), standing in the name of Assignor on the books of the Corporation represented by Certificate No. 1, and does hereby irrevocably constitute and appoint any party to transfer said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

ELECTRIC CITY CORP., a Delaware corporation

By:
Its:

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT OF STOCK

FOR VALUE RECEIVED, Electric City Corp., a Delaware corporation (“Assignor”), does hereby assign and transfer to                      ,                              (         ) shares of Common Stock of Great Lakes Controlled Energy Corporation, a Delaware corporation (the “Corporation”), standing in the name of Assignor on the books of the Corporation represented by Certificate No. 1, and does hereby irrevocably constitute and appoint any party to transfer said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

ELECTRIC CITY CORP., a Delaware corporation

By:
Its: